UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 15, 2013

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Coca-Cola Bottling Co. Consolidated (the “Company”) and The Coca-Cola Company have entered into a non-binding letter of intent dated April 15, 2013 (the “LOI”) pursuant to which Coca-Cola Refreshments USA, Inc., a wholly-owned subsidiary of The Coca-Cola Company (“CCR”), will grant the Company certain exclusive rights for the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and -licensed products in certain territories currently served by CCR located in eastern Tennessee and central Kentucky (the “Territory”). The grant of these exclusive rights in the Territory will not include the right to produce such products.

These exclusive territory rights will be granted via a Comprehensive Beverage Agreement (the “CBA”). The CBA will have a term of ten years and be renewable by the Company indefinitely for successive additional terms of ten years each unless the CBA is earlier terminated as provided therein. The LOI (together with a copy of the CBA, in substantially the form in which the parties anticipate the CBA will be executed, attached as an exhibit) is filed as Exhibit 99.2 to Amendment No. 28 to a Schedule 13D filed April 16, 2013 with the Securities and Exchange Commission by The Coca-Cola Company and certain other reporting persons with respect to their ownership of shares of the Company’s common stock.

CCR will also sell, transfer and assign to the Company exclusive rights for the distribution, promotion, marketing and sale in the Territory of various cross-licensed brands currently distributed by CCR in the Territory, subject to the consent of the third-party brand owners. These include such brands as Dr Pepper, Monster Energy, Evian and V8. CCR will also sell to the Company certain of CCR’s distribution assets and the working capital associated therewith, as may be necessary to distribute, promote, market and sell both The Coca-Cola Company-owned and -licensed products and the cross-licensed branded products in the Territory. The Company will pay to CCR at closing a cash amount that reflects the agreed value of the exclusive rights to distribute, promote, market and sell in the Territory the cross-licensed branded products and the net book value of the distribution assets and working capital associated therewith. The Company will also agree to make periodically a sub-bottling payment to CCR on a continuing basis after closing for the grant of exclusive rights in the Territory for The Coca-Cola Company-owned and -licensed products. Economic consideration may also include the value of exchanging certain “like kind” territory from the Company to CCR. Although the Company and The Coca-Cola Company are aligned on certain high level valuation principles and methodologies that are customary in the soft drink industry, the actual payment amounts due can only be determined by application of certain sales, profitability and other data at the time of closing of the proposed transaction and, in some cases, thereafter.

The proposed transaction described in the LOI will be subject to the terms of a definitive purchase and sale agreement (the “Definitive Agreement”) in a form to be mutually agreed upon by the parties. The Company anticipates the Definitive Agreement will be executed by October 1, 2013 and that the closing of the proposed transaction that is contemplated by the LOI will occur before the end of the 2014 calendar year. The Company’s expectations are subject, however, to future events and uncertainties, and there is no assurance that the Definitive Agreement will be reached and the closing of the proposed transaction will occur.

In addition to the negotiation and execution of the Definitive Agreement, the LOI sets forth certain customary conditions to closing as well as a number of other conditions that the Company and The Coca-Cola Company currently intend to be satisfied prior to closing and/or to be addressed in the Definitive Agreement. These other conditions include the parties engaging in various pre-closing planning activities related to governance, product supply, information technology and shared services and also entering into such service arrangements and product supply agreements at the closing as will be necessary to allow the Company to operate the Territory after closing and to assure the smooth transition of the Territory to the Company by CCR. They also include the Company and The Coca-Cola Company having agreed to (i) the Company’s options to participate economically in the U.S. national food service and warehouse juice businesses and in future non-direct store delivery products and/or business models of

The Coca-Cola Company, (ii) an arrangement for the provision of logistics and transportation services to CCR by the Company’s ancillary business Red Classic Services, and (iii) the terms of the future purchase by The Coca-Cola Company of BYB Brands, Inc., a wholly-owned subsidiary of the Company that develops, sells and markets certain branded products of the Company.

A copy of the news release issued by the Company announcing that the Company had signed the LOI with The Coca-Cola Company is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	News release issued on April 16, 2013, announcing signing of LOI with The Coca-Cola Company

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: April 16, 2013	BY:	/s/ Umesh M. Kasbekar
Umesh M. Kasbekar
Senior Vice President, Planning and Administration

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
April 15, 2013	0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	News release issued on April 16, 2013, announcing signing of LOI with The Coca-Cola Company